                                                                     Exhibit 4.4

                      NOTE AND WARRANT PURCHASE AGREEMENT

          This Note and Warrant Purchase Agreement (this "Agreement") is entered into as of July 11, 2000 by and among MarketFirst Software, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule 1 hereto (collectively, the "Lenders").

                                R E C I T A L S
                                ---------------

          A. The Company desires to borrow from the Lenders up to $10,000,000 in order to meet its needs for working capital pending the closing of the proposed sale of shares of its capital stock in a Qualified Equity Financing (as defined below) or an Acquisition (as defined below).

          B. Subject to the terms and conditions set forth below, each of the Lenders desires to make loans in the Total Commitment Amount set forth opposite its name on Schedule 1 hereto in exchange for convertible promissory notes ("Notes") to be issued by the Company in substantially the form of Exhibit A hereto in the principal amount of each of such Lender's loans, which Notes shall be convertible into shares of the Company's capital stock on the terms and conditions set forth below.

          C. In consideration of the making of the loans by the Lenders, the Company desires to sell and issue to the Lenders warrants ("Warrants") in substantially the form of Exhibit B hereto entitling the holder to purchase shares of the Company's capital stock.

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing recitals and the mutual promises and covenants contained in this Agreement, the parties to this Agreement agree as follows:

          1.  Bridge Loans.
              ------------

              (a) Subject to the terms and conditions of this Agreement, each of the Lenders hereby agrees and commits, severally and not jointly, to lend to the Company in advances from time to time during the period from the date hereof until December 31, 2000 an amount not to exceed the Total Commitment Amount shown for such Lender on Schedule 1. Each Lender hereby agrees to lend to the Company on the date hereof the Initial Commitment Amount set forth opposite such Lender's name on Schedule 1. Each subsequent advance (each a "Subsequent Funding") will be made upon receipt by the Lenders from the Company of a request in writing substantially in the form of Exhibit C hereto ("Funding Request") five (5) business days prior to the date of the proposed borrowing; provided, however, each subsequent Funding Request shall be for $2,500,000; provided further, however, the first Subsequent Funding shall not be required to be made until August 1, 2000, and the second Subsequent Funding shall not be required to be made until September 1, 2000. Each Lender will be required to advance to the

Company that portion of the total amount to be advanced by all Lenders in a Subsequent Funding equal to such Lender's Commitment Percentage as set forth on
Schedule 1.

              (b) Notwithstanding anything herein to the contrary, in the event a Qualified Equity Financing is closed prior to the Lenders' funding of their Total Commitment Amounts, each Lender hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to such Lender, that number of shares of Conversion Stock (as defined below) equal to the amount of such Lender's Total Commitment Amount that has not yet been advanced to the Company divided by the Conversion Price (as defined below); provided, however, if the Qualified Equity Financing is a Qualified Public Offering (as defined below), each Lender's remaining loan commitment shall expire automatically upon the closing of the Qualified Public Offering.

              (c) For purposes of this Agreement, the following terms shall have the following meanings:

                   (i) "Acquisition" shall mean any sale of substantially all of the Company's assets or any reorganization, consolidation or merger of the Company in which the holders of the Company's Common Stock (assuming all of the Company's Preferred Stock had been converted into Common Stock at the then conversion rates) prior to the transaction hold less than fifty percent (50%) of the surviving entity after the transaction.

                   (ii) "Coverage Percentage" shall mean twenty percent (20%), provided that if as of the date which is three months from the date hereof (the "Subject Date") the Company shall have consummated neither a Qualified Equity Financing nor an Acquisition, then the Coverage Percentage shall increase by an amount equal to five percent (5%) on the Subject Date and on the end of each succeeding thirty (30) day period thereafter until the closing of either a Qualified Equity Financing or an Acquisition.

                   (iii) "Conversion Price" shall mean (A) with respect to a Qualified Equity Financing, the purchase price per share of the Conversion Stock issued and sold in the Qualified Equity Financing; provided, however, if the Qualified Equity Financing is a Qualified Public Offering, the Conversion Price shall mean the price per share equal to seventy-five percent (75%) of the mid-range of the filing range of the Qualified Public Offering, and (B) with respect to an Acquisition, seventy-five percent (75%) of the fair market value of the consideration received by the holders of the Company's Common Stock for each share therefor in connection with the Acquisition.

                   (iv) "Conversion Stock" shall mean (A) with respect to a Qualified Equity Financing, the Company's capital stock issued in the Qualified Equity Financing, and (B) with respect to an Acquisition, the Company's Common Stock.

                   (v) "Qualified Equity Financing" shall mean a Qualified Public Offering or a private equity financing in which the Company receives at least $10,000,000 in gross proceeds.

                   (vi) "Qualified Public Offering" shall mean an underwritten public offering of the type which triggers automatic conversion of the Company's Preferred Stock.


          2.  Promissory Note.  The Company will execute and deliver a Note to
              ---------------
each Lender concurrently herewith and with each Subsequent Funding. Each Note shall (i) bear interest at the rate equal to nine percent (9%) per annum, (ii) have a stated maturity date of June 30, 2001, at which time all principal and accrued interest shall be payable; and (iii) be automatically converted into Conversion Stock in the event of a Qualified Equity Financing or an Acquisition as provided below.

          3.  Issue and Sale of Warrants.
              --------------------------

              (a) Upon the closing of a Qualified Equity Financing or an Acquisition, whichever occurs first, the Company shall issue to each Lender a Warrant representing the right to purchase, for a price (the "Exercise Price") of $0.01 per share, the number of shares of Conversion Stock equal to the product of (i) the Coverage Percentage multiplied by (ii) the aggregate principal amount of Notes held by such Lender divided by the Conversion Price, rounded upward to the next whole share in the case of any fractional share.

          4.  Automatic Conversion of Notes.
              -----------------------------

              (a) Subject to Section 4(b) below, upon the closing of a Qualified Equity Financing or an Acquisition, the principal amount of each of the Notes shall be converted into shares of Conversion Stock at the Conversion Price.

              (b) Notwithstanding Section 4(a) above, if the Qualified Equity Financing is a Qualified Public Offering, at the election of each Lender, the principal amount of its Note(s) shall be repaid in cash by the Company.

              (c) Upon the closing of either a Qualified Equity Financing or an Acquisition, at the option of each Lender, all accrued but unpaid interest on such Lender's Note (or Notes) at the date of conversion shall be either (i) converted into shares of Conversion Stock at the Conversion Price, or (ii) paid in cash to the Lender.

              (d) At the closing of either a Qualified Equity Financing or an Acquisition, each Lender shall surrender its Notes in exchange for the shares of Conversion Stock into which its Notes are being converted (or for cash if the Lender so elects in the event the Qualified Equity Financing is a Qualified Public Offering).

              (e) The Lenders shall also have the other rights (e.g., registration rights) provided to the purchasers in the Qualified Equity Financing; provided, however, the Lenders will not obtain a board seat as a result of the conversion of their Notes even if the lead investor in a private offering receives such a right.

          5.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to the Lenders as follows:

              (a)  Organization.  The Company (i) is a corporation duly
                   ------------
organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Notes and the Warrants.

              (b)  Authorization.  The execution, delivery and performance by
                   -------------
the Company of this Agreement, the Notes and the Warrants have been duly and validly authorized by the Company, and no authorization or approval of the Company's stockholders is required in connection therewith. This Agreement constitutes, and upon execution by the Company the Notes and the Warrants will constitute, the legal, valid and binding obligations of the Company and each is enforceable against the Company in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

              (c)  No Conflict.  The execution, delivery and performance by the
                   -----------
Company of this Agreement and the issuance of the Notes and Warrants: (i) will not conflict with, result in a breach of or constitute a default under any contract, agreement, indenture, loan or credit agreement, deed of trust, mortgage, lease, security agreement or other arrangement to which the Company is a party or by which the Company or any of its properties or assets is bound or affected; (ii) will not cause the Company to violate or contravene any provision of its Amended and Restated Certificate of Incorporation or Bylaws; or (iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to any law, statute, rule or regulation to which the Company is subject or any agreement, instrument, order, judgment or decree to which the Company is subject.

              (d)  Capitalization.  Parent's authorized capital stock consists
                   --------------
solely of (i) 85,000,000 shares of Parent Common Stock, of which 5,330,128 shares are issued and outstanding, and (ii) 44,640,000 shares of Parent Preferred Stock of which 2,140,000 shares are designated as Series A Preferred of which 2,040,000 shares are issued and outstanding, 3,000,000 shares are designated as Series B Preferred, of which 2,200,000 shares are issued and outstanding, 21,500,000 shares are designated as Series C Preferred, of which 19,882,358 shares are issued and outstanding and 18,000,000 shares are designated as Series D Preferred, of which 15,407,936 are issued and outstanding. All outstanding shares of Parent capital stock were issued in compliance with applicable federal and state securities laws.

              (e)  Financial Statements.  The Company has previously delivered
                   --------------------
to the Lenders the Company's unaudited balance sheet as of May 31, 2000 and the unaudited statement of changes in financial position and shareholders' equity for the period ended March 31, 2000. These financial statements (the "Financial Statements") (i) are in accordance with the books and records of the Company,
(ii) present fairly the financial condition of the Company at the respective dates thereof and the results of its operations for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as has otherwise been disclosed to the Lenders, since May 31, 2000, there has been no change in the assets, liabilities or financial condition of the Company, other than changes which have occurred in the ordinary course of business, none of which has either by itself or in conjunction with all such other changes been materially adverse to the Company.

              (f)  Litigation.  There are no:  (i) actions, proceedings or
                   ----------
investigations pending or, to Company's knowledge, threatened, or verdicts or judgments entered against Company, its officers or directors before any court or before any administrative agency or officer that might result in any material adverse change in the business, properties or conditions, financial or otherwise, of the Company; or (ii) violations by the Company of any foreign, federal, state or local laws, regulations or orders, the violation of which would have a material adverse effect on the business or assets of the Company and the Company has received no correspondence or communications with respect to any possible violation or investigation of the same.

          6.  Covenants of the Company.  The Company makes the following
              ------------------------
convenants to the Lenders, upon which the Lenders are relying in entering into this Agreement and which, unless otherwise indicated, shall terminate upon repayment in full or conversion of the Notes.

              (a)  Indebtedness.  Prior to repayment in full or conversion of
                   ------------
the Notes, the Company shall not incur any new indebtedness without the consent of the holders of a majority in principal amount of the outstanding Notes, except for (i) purchase money indebtedness incurred in the ordinary course of business up to $100,000 in principal amount; (ii) unsecured obligations incurred, currently payable and paid by the Company in the ordinary course of business; (iii) indebtedness to banks or other financial institutions; and (iv) indebtedness subordinated to the Notes; (v) indebtedness with respect to equipment financing; and (vi) indebtedness of up to $800,000 in connection with the replacement of an existing line of credit of Times Direct Marketing, Inc. ("TDMI") upon the Company's acquisition of TDMI.

              (b)  Reports.  Prior to repayment in full or conversion of the
                   -------
Notes, the Company shall provide each Lender with (i) unaudited financial statements within forty-five (45) days of the end of each of the Company's first three fiscal quarters and (ii) audited financial statements within ninety (90) days of the end of the Company's fiscal year or, if no audited financial statements are available, unaudited financial statements within that same time period.

              (c)  Compliance with Laws.  The Company shall comply in all
                   --------------------
material respects with all applicable statutes, rules, regulations and orders of and all applicable restrictions imposed by all governmental authorities related to the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls) unless the failure to so comply would not have a material adverse effect on the business or condition (financial or otherwise) of the Company.

              (d)  Insurance.  The Company shall maintain, with financially
                   ---------
sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar business and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by the Company.

              (e)  Litigation.  The Company shall promptly notify the Lender of
                   ----------
any material litigation or legal proceedings initiated against the Company or any violation or potential violation of any representation, warranty or covenant under this Agreement or the Notes. For the purpose of this Section 5(e) materiality shall be any contingent liability in excess of $100,000.

              (f) The Company shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and for which adequate reserves for the same are maintained if required by generally accepted accounting principles.

              (g) The Company shall preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof.

              (h) The Company shall use the proceeds of the Notes solely to provide the cash payments required in connection with the Company's acquisition of TDMI (including the possible repayment of the line of credit referenced in Section 6(a)(vi)) and to finance its working capital and other general capital purposes; no portion of the proceeds of the Notes may be used to repay indebtedness of any kind or any interest or other amounts due thereon (except in the ordinary course of business or as discussed above) or in respect thereof, to make any loans or advances to any other Person (defined below) or to redeem, retire, defease, repurchase or otherwise acquire any equity or debt security or option thereon issued by the Company, any subsidiary of the Company or any affiliated person of the foregoing.

              (i) Except for the planned guaranty of the current lease for TDMI's headquarters or other guaranties with respect to obligations of the Company's subsidiaries, the Company shall not assume, guaranty or endorse or otherwise become directly or contingently liable for any liability of any other individual, corporate, partnership, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, court, or any other legal entity (all such entities being hereinafter referred to as a "Person"), whether acting in an individual, fiduciary or other capacity, except those in existence on the date hereof; provided, however, that the foregoing shall not prohibit the endorsement
        --------  -------
of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business. For the purposes hereof, "guaranty" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire any obligation or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of any such debt or liability, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's debt or liability.

              (j) The Company shall not dispose of, exchange, pledge or suffer any lien, encumbrance or security interest or permit the filing of any financing statement (collectively, "Liens") on any of its property or assets, except for those Liens existing on the date hereof or incurred after the date hereof in the ordinary course of business or in connection with indebtedness referenced in
Section 6(a)(i), (iii), (v) and (vi) above.

              (k) The Company shall not declare or pay any dividends or make any other payments or distributions on or in respect of any shares of capital stock issued by it.

              (l) The Company shall not issue any security, debt or equity, of any kind or any option thereon (other than in connection with the indebtedness referenced in Section 6(a) above or pursuant to a stock option plan in effect on the date hereof or pursuant to any contractual arrangement entered into prior to the date hereof and disclosed to the Lenders in writing), or redeem, retire, defease, repurchase, exchange or otherwise acquire for value any debt or equity security or option thereon issued by the Borrower (except pursuant to a stock option plan in effect on the date hereof or contractual arrangement entered into prior to the date hereof and disclosed to the Lenders in writing).

          7.  Restrictions on Transfer and Lender Representations.  In
              ---------------------------------------------------
acquiring the Notes, any Warrants, any shares of Conversion Stock issuable upon conversion of the Notes, and any shares of Conversion Stock issuable upon exercise of the Warrants (collectively, the "Securities"), each Lender makes the following representations, warranties and agreements:

              (a) Such Lender understands that the Securities will be issued by the Company without registration under the Securities Act of 1933, as amended ("Act"), and without qualification and/or registration under applicable state securities laws pursuant to specific exemptions from registration and/or qualification contained in the Act and in applicable state securities laws. Such Lender understands that the foregoing exemptions depend upon, among other things, the bona fide nature of such Lender's investment intent as expressed herein.

              (b) Such Lender agrees that none of the Securities, nor any interest in the Securities, will be sold, transferred, or otherwise disposed of by it without registration and/or qualification under the Act or applicable state securities laws unless such Lender first demonstrates to the satisfaction of the Company that specific exemptions from such registration and qualification requirements are available with respect to such resale or disposition or provides the Company an opinion of counsel satisfactory to the Company that a contemplated transfer may be made without violation of the Act or applicable state securities laws.

              (c) Such Lender represents and warrants to the Company the following:

                   (i) Such Lender is acquiring the Securities for investment purposes only, for such Lender's own account, and not as nominee or agent for any other person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

                   (ii) Such Lender has received all the information it considers necessary or appropriate to evaluate the risks and merits of an investment in the Notes, and has had an opportunity to discuss the Company's business, management, financial affairs and prospects with the Company's management.

                   (iii) Such Lender is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Act.

                   (iv) Such Lender is able to bear the economic risks related to a purchase of the Securities. Such Lender either has a pre-existing personal or business relationship with the Company or any of its officers, directors of controlling persons, or by reason of such Lender's business or financial experience has the capacity to protect its own interests in connection with the subject transactions.

              (d) Such Lender acknowledges that the Securities to be issued to it will contain a legend which prohibits an offer to transfer or a transfer of all or any portion of the Securities unless the Securities are registered under the Act or unless an exemption from registration is available with respect to such resale or disposition.

          8.   Severability.  In the event any provision of this Agreement shall
               ------------
finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

          9.   Attorneys' Fees.  In the event any action in law or equity,
               ---------------
arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to its attorneys' fees and other costs reasonably incurred in such action or proceeding.

          10.  Notices.  Any notice to be given hereunder shall be given
               -------
(except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, two business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery. Any notice shall be sent to the address given in the signature blocks of this Agreement or to such other address as the relevant party may notify to the other.

          11.  Entire Agreement.  This Agreement and the exhibits hereto
               ----------------
contain all of the agreements between the parties with respect to the matters contained herein and supersedes all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

          12.  Controlling Law.  This Agreement shall be governed by
               ---------------
interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California.

          13.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    "COMPANY"

                                    MARKETFIRST SOFTWARE, INC., a Delaware
                                    corporation

                                    By: /s/ Robert W. Sator
                                         ----------------------------------
                                         Robert W. Sator, Vice President of
                                         Finance and Administration

                                    Address:  2061 Stierlin Court
                                              Mountain View, CA  94043
                                              Fax No.: (650) 962-7891

             Signature Page to Note and Warrant Purchase Agreement dated July 11, 2000, among MarketFirst Software, Inc. and the various lenders executing counterparts of this signature page.


          By executing this Signature Page, the undersigned Lender agrees to become a party to and be bound by the terms and conditions of the above-referenced Agreement.


Name of Lender:
                      --------------------------------------------------------
Authorized Signature:
                      --------------------------------------------------------
Printed Name:
                      --------------------------------------------------------
Title:
                      --------------------------------------------------------
Address:
                      --------------------------------------------------------

                      --------------------------------------------------------

                      --------------------------------------------------------

                      --------------------------------------------------------
Fax No.:
                      --------------------------------------------------------

                                  SCHEDULE 1
                             AMOUNT OF COMMITMENT

                                                                        Total                  Initial
                                             Commitment               Commitment              Commitment
Lenders                                      Percentage                 Amount                  Amount
-------------                                ----------             ------------              ----------
DLJ Capital Corporation.........               5.08372%                  508,372                 254,186
Sprout Capital VIII, L.P........              18.20186%                1,820,186                 910,093
Sprout Venture Capital, L.P.....               1.09212%                  109,212                  54,606
Sprout Capital VII, L.P.........              22.62230%                2,262,230               1,131,115
                                             ---------               -----------              ----------
  Sprout Total..................              47.00000%              $ 4,700,000              $2,350,000
Enterprise Partners IV, L.P.....              21.62000%                2,162,000               1,081,000
Enterprise Partners IV                         1.88000%                  188,000                  94,000
 Associates, L.P................             ---------               -----------              ----------
  Enterprise Total..............              23.50000%              $ 2,350,000              $1,175,000
Excelsior Private Equity Fund,                17.00000%              $ 1,700,000              $  850,000
 II, Inc........................
Seligman Investment                            3.55032%                  355,032                 177,516
 Oppor-tunities (Master)
 Fund-NTV Portfolio.............
Seligman New Technologies Fund,                5.44968%                  544,968                 272,484
 Inc............................             ---------               -----------              ----------
  Seligman Total................               9.00000%              $   900,000              $  450,000
Wheatley Partners II, L.P.......               3.50000%              $   350,000              $  175,000
--------------------------------             ---------               -----------              ----------
        TOTAL                                100.00000%              $10,000,000              $5,000,000
                                             =========               ===========              ==========

                                   EXHIBIT A


                            FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND THIS NOTE MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING IT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                      CONVERTIBLE BRIDGE PROMISSORY NOTE
                                                                -----------2000
Payee Address:

                ---------------------

                ---------------------

                ---------------------

                ---------------------



Principal Amount:
                 --------------------


              FOR VALUE RECEIVED, MarketFirst Software, Inc., a Delaware corporation ("Maker"), hereby promises to pay on or before the Maturity Date (as defined below) to payee above named, or order (the "Payee"), at the address set forth above, or such other place(s) as the Payee of this Note shall from time to time designate, the principal sum set forth above; plus simple interest from the date hereof at the rate of nine percent (9%) per annum. This Note is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of July 11, 2000 (the "Agreement") by and among Maker and the persons listed on Schedule 1 thereto and is subject to and entitled to the benefits of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

              Subject to the terms and conditions of the Agreement, all principal and interest on this Note shall be due and payable upon June 30, 2001 (the "Maturity Date"). Payment of principal and interest shall be made in lawful money of the United States of America. Payments shall be applied first against the accrued interest and then against outstanding principal. All principal and interest on this Note are convertible into shares of Conversion Stock upon the terms and conditions provided in the Agreement.

              Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, will become immediately all due and payable without further notice at the option of Payee upon any of the following: (i) Maker fails to timely make any payment hereunder when such payment becomes first due; (ii) if default shall be made in the due and punctual performance or observance of any material non-payment term, condition or covenant contained in the Agreement or this Note and such default continues unremedied for a period of twenty (20) days after written notice to the Maker by the Payee; (iii) if default shall be made in the due and punctual payment, after applicable cure periods, of in excess of $50,000 under any material note, loan agreement or security agreement entered into by the Maker; (iv) Maker ceases to carry on business on a regular basis;
(v) upon the occurrence and continuance of any condition which has a material adverse effect on the business operations or financial condition of the Maker; or (vi) Maker makes any assignment for the benefit of its creditors, makes an election to wind up or dissolve or becomes unable to pay its debts as they mature, becomes insolvent or subject to any proceeding under any bankruptcy, insolvency or debtor's relief law, including without limitation any bankruptcy proceeding.

              In the event that legal proceedings are instituted to collect any amount due under this Note, Maker agrees to pay all costs of collection thereof, including reasonable attorney's fees, whether or not suit or action is commenced to enforce payment of this Note. Presentment for payment, demand, notice or dishonor and protest and notice of protest and non-payment are hereby waived by Maker.

              This Note will be interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to the principles of conflict of laws. Any dispute, action, litigation or other proceeding concerning this Note will be resolved exclusively in Santa Clara County, California for such purposes. All rights, remedies, and undertakings, obligations, options, covenants, conditions and agreements contained in this Note and the Agreement are cumulative and no one of them will be exclusive of any other. Any notice to any party concerning this Note will be delivered as set forth in the Agreement. The Note may not be changed, modified, amended or terminated orally.

              In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under applicable law, Maker's obligations hereunder shall automatically and retroactively be deemed reduced to the highest maximum amount permissible under applicable law. In the event Payee receives as interest an amount that would exceed such maximum applicable rate, the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall automatically and retroactively be applied to the reduction of the unpaid principal balance due hereunder. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Maker by Payee.

                                    "MAKER"

                                    MARKETFIRST SOFTWARE, INC., a
                                    Delaware corporation


                                    By:
                                         -------------------------------------
                                         Robert W. Sator
                                         Vice President of Finance and
                                         Administration

                                   EXHIBIT B
                                FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF WARRANT STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THIS WARRANT CANNOT BE SOLD OR TRANSFERRED AND THE SHARES OF WARRANT STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY ISSUING THIS WARRANT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. 2000-___                                            _______________


                       WARRANT TO PURCHASE CAPITAL STOCK
                         OF MARKETFIRST SOFTWARE, INC.

          This certifies that, for value received, ________________________ ("Warrantholder") is entitled to subscribe for and purchase from MarketFirst Software, Inc., a Delaware corporation ("Company"), __________ shares of the Conversion Stock ("Warrant Stock"), prior to the Expiration Date (as such term is defined below), at the Exercise Price (as such term is defined below), subject to the terms and conditions stated herein. This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement (the "Agreement") dated July __, 2000, by and among the Company and the persons listed on Schedule 1 thereto and is subject to and entitled to the benefits of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

          1.  Exercise Price.  The "Exercise Price" shall be equal to One Cent
              ---------------
($0.01) per share.

          2.  Exercise of Warrant.
              -------------------

              2.1  Manner of Exercise.
                   ------------------

                   (a) The rights represented by this Warrant may be exercised in whole or in part by the holder hereof by the surrender of this Warrant and delivery of an executed Subscription Agreement in the form attached hereto as Exhibit A to the Company at its principal executive office, or such other place as the Company shall designate in writing, at any time or times prior to the Expiration Date, accompanied by payment for the Warrant Stock so subscribed for in cash or certified bank or cashier's checks.

                   (b) Notwithstanding the provisions of Section 2.1(a) requiring payment by cash or check, the Warrantholder may elect to make payment of the Exercise Price, or any portion thereof, by delivering for cancellation securities of the Company (including the unexercised portion of this Warrant as provided below) outstanding prior to the exercise of this Warrant, with such securities to be credited toward the Exercise Price at the fair market value (as determined below) of the securities, in which event the certificates evidencing the securities delivered shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in securities instead of cash or check shall not be effective and shall be rejected by the Company if the Company is then prohibited by applicable law from purchasing or acquiring the tendered securities. With respect to use of the Warrant as the Exercise Price therefor, without any cash payment made by the Warrantholder, the Warrantholder shall receive the number of shares of Warrant Stock by net exercise, in lieu of shares for which exercise is otherwise made, as determined as follows:

                                   A = B(C-D)
                                       ------
                                         C

          Where,

          A = The net exercise number of shares of Warrant Stock to be issued to the Warrantholder.

          B = The number of shares of Warrant Stock otherwise desired by Warrantholder to be purchased by such exercise of this Warrant.

          C = The fair market value of one share of the Warrant Stock (at the date of such calculation), as determined in good faith by the Board of Directors of the Company.

          D =  Exercise Price (as adjusted to the date of such calculation).

If the Company rejects the payment in securities because the Company is then prohibited by applicable law from purchasing or acquiring the tendered securities, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the Warrantholder pays the purchase price in cash.

               2.2  Exercise Period.  This Warrant shall become exercisable at
                    ---------------
any time on and after the date hereof, provided that this Warrant must be exercised, if at all, before 5:00 p.m. Pacific Time on the date which is five
(5) years from the date of the Agreement (the "Expiration Date").

          3.   Representations and Warranties of Warrantholder.   The
               -----------------------------------------------
Warrantholder by accepting this Warrant represents and warrants as follows:

               3.1  Investment Representation.  The Warrant is acquired for
                    -------------------------
Warrantholder's own account for investment purposes and not with a view to any offering or distribution and Warrantholder has no present intention of selling or otherwise disposing of the Warrant or the underlying shares of Warrant Stock in violation of applicable securities laws. Upon exercise, Warrantholder will confirm, in respect of securities obtained upon such exercise, that Warrantholder is acquiring such securities for Warrantholder's own account and not with a view to any offering or distribution in violation of applicable securities laws. Warrantholder acknowledges that shares of Warrant Stock issued upon exercise of this Warrant have not been registered under the Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Warrantholder further acknowledges that the certificate(s) representing the Warrant Stock issued upon exercise of this Warrant shall be endorsed with a legend similar to the legend set forth on this Warrant and all other legends, if any, required by applicable federal and state securities laws to be placed on the certificate(s).

             3.2  Tax Matters.  Warrantholder understands that the acceptance
                  -----------
and exercise of this Warrant has implications under the Internal Revenue Code, and Warrantholder will consult its own tax counsel with respect thereto.

        4.   Validity of Warrant Stock.  The Company warrants and agrees that
             -------------------------
all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        5.   Adjustments.  The number of shares of Warrant Stock for which
             -----------
Warrantholder is entitled to subscribe and purchase from the Company pursuant to this Warrant and the Exercise Price for such shares shall be subject to adjustment from time to time only as follows:

             5.1  Adjustments for Stock Splits and Combinations.  If the Company
                  ---------------------------------------------
at any time or from time to time after the date hereof effects a subdivision of the outstanding Warrant Stock, the number of shares of Warrant Stock for which Warrantholder is entitled to subscribe and purchase from the Company upon exercise of this Warrant shall be proportionately increased and the Exercise Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date hereof combines the outstanding shares of Warrant Stock, the number of shares of Warrant Stock for which Warrantholder is entitled to subscribe and purchase from the Company shall be proportionately decreased and the Exercise Price then in effect immediately before the subdivision shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

             5.2  Adjustments for Certain Dividends and Distributions.  In the
                  ---------------------------------------------------
event the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Warrant Stock entitled to receive, a dividend or other distribution payable in additional shares of Warrant Stock, then and in each such event the number of shares of Warrant Stock for which Warrantholder is entitled to subscribe and purchase from the Company upon exercise of this Warrant shall be proportionately increased and the

Exercise Price then in effect shall be proportionately decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Warrant Stock for which Warrantholder is entitled to subscribe and purchase from the Company and the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Warrant Stock then issuable on exercise of this Warrant and the Exercise Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

             5.3  Adjustment for Reclassification, Exchange and Substitution.
                  ----------------------------------------------------------
If the Warrant Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, recapitalization or otherwise (other than a subdivision or combination of shares or stock dividend or a capital reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in any such event Warrantholder shall have the right thereafter to purchase the kind and amount of stock and other securities and property receivable upon such reclassification, recapitalization or other change, by holders of the number of shares of Warrant Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, recapitalization or change, all subject to further adjustment as provided herein. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Warrant Stock to Common Stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's Common Stock. The Company or its successor shall promptly issue to Warrantholder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the number of securities issuable upon exercise of the new Warrant. The provisions of this Section 5.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

             5.4  Adjustment for Reorganizations, Mergers, Consolidations or
                  ----------------------------------------------------------
Sales of Assets. If at any time or from time to time there is a capital
---------------
reorganization or any merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such transaction referred to herein as a "Reorganization") involving the Warrant Stock then, as a part of such Reorganization, provision shall be made so that Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such Reorganization to which a holder of Warrant Stock deliverable upon exercise of this Warrant would have been entitled on such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of Warrantholder after such Reorganization to the end that the provisions of this Section 5 (including adjustments of the Exercise Price then in effect and number of shares of stock purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                5.5  Notice of Adjustments.  Upon any adjustments of the
                     ---------------------
Exercise Price or the amount or kind of securities or other property issuable upon exercise of this Warrant, then and in each case the Company shall give written notice of such adjustment by first class mail, postage prepaid, addressed to the holder of this Warrant at his address registered on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the amount and kind of securities purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                5.6  Notice of Record Date.  In the event of (i) any taking by
                     ---------------------
the Company of a record of the holders of any class of Warrant Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital transaction that the Company proposes to effect requiring adjustments pursuant to this Section 5 ("Capital Transaction"), the Company shall mail to Warrantholder at least twenty (20) days prior to the date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Capital Transaction is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock for securities or other property deliverable upon such Capital Transaction.

           6.   Transfer of Warrant.
                -------------------

                        (a) This Warrant may not be assigned or transferred without the prior written consent of the Company, which consent may be withheld for any reason in the sole and subjective discretion of the Company.

                        (b) No transfer or assignment of this Warrant shall be made without compliance with the legend set forth on the first page of this Warrant.

                        (c) In order to effectuate any transfer of this Warrant, or any rights or obligations hereunder, the current Warrantholder must execute an assignment in form and substance acceptable to Company, the proposed transferee must execute an acknowledgment and agreement in form and substance acceptable to Company, and the Warrantholder and proposed transferee shall execute all other documents, representations and warranties which Company may request. No proposed transfer shall have any effect unless and until Company gives its written consent to the proposed transfer and acknowledges that the proposed transferee has become the current Warrantholder and registered owner of this Warrant.

           7.   Reservation of Shares.  The Company shall at all times reserve
                ---------------------
and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Warrant Stock, or its authorized and issued Warrant Stock held in its treasury, the aggregate number of the shares of Warrant Stock deliverable upon the exercise of all outstanding Warrants, for the purpose of enabling it to satisfy any obligation to issue the shares of Warrant Stock upon the due and punctual exercise of this Warrant through the Expiration Date.

        8.   No Impairment.  The Company shall not, by amendment of its
             -------------
certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder under this Warrant against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not sell or increase the par value of any shares of Warrant Stock above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

        9.   No Liabilities as Stockholder.  No provision hereof, in the absence
             -----------------------------
of affirmative action by Warrantholder to purchase shares of Warrant Stock shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        10.  Miscellaneous Matters.
             ---------------------

                (a) As used herein, the term "Warrant Stock" shall mean the Company's presently authorized Warrant Stock and stock of any other class into which such presently authorized Warrant Stock may hereafter have been converted.

                (b) As used herein, the word "person" shall mean an individual or entity.

                (c) This Warrant and the name and address of the holder have been registered in a Warrant Register that is kept at the principal office of the Company, and the Company may treat the holder so registered as the owner of this Warrant for all purposes.

                (d) This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares which may be subscribed for and purchased hereunder until and unless and except to the extent that the rights represented by this Warrant shall be exercised.

                (e) This Warrant shall be governed by and interpreted in accordance with the internal laws, and not the law of conflicts, of the State of California and applicable United States federal law, without giving effect to the conflicts of law provisions thereof.

                (f) All notices under this Warrant shall be given as set forth in the Agreement.


                                    MARKETFIRST SOFTWARE, INC., a
                                    Delaware corporation

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

                            SUBSCRIPTION AGREEMENT

                                                     _______________, 200_

To:  MarketFirst Software, Inc.


          The undersigned, pursuant to the provisions set forth in Warrant No. 2000-__, hereby agrees to subscribe for and purchase __________ shares of the Warrant Stock covered by such Warrant, and makes payment herewith in full for such Warrant Stock at the Exercise Price.

          The undersigned represents and warrants to you that the undersigned is acquiring the shares covered hereby for the undersigned's own account for investment purposes and not with a view to any offering or distribution in violation of applicable securities laws.

                              Signature:
                                        ---------------------------------
                              Printed Name and Title:
                                                     --------------------
                              Address:
                                      -----------------------------------

                                      -----------------------------------

                                      -----------------------------------

                                    ASSIGNMENT

          FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under Warrant No. 2000-__, with respect to the number of shares of Warrant Stock covered thereby set forth below unto:

    Name of Assignee                 Address                   No. of Shares
    ----------------                 -------                   -------------

Dated:
      --------------------------------


                                  Signature:
                                            -----------------------------------

                                  Printed Name and Title:
                                                         ----------------------
                                  Address:
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                   EXHIBIT C


                            FORM OF FUNDING REQUEST

TO:
     ----------------------
          Pursuant to that certain Note and Warrant Purchase Agreement dated as of July __, 2000 ("Agreement") by and among MarketFirst Software, Inc., a Delaware corporation ("Company"), and certain lenders listed on Schedule 1 to the Agreement ("Lenders"), this represents Company's request to borrow from you ("Holder") $______________ on _________, 2000, which proceeds are to be deposited to the Company's account at ___________________ in ______________,
California.

          The total principal amount of borrowings under the Notes (as defined in the Agreement) owing Holder, including the fundings requested herein, is $_____________. The total principal amount of borrowings on the loan owing all Lenders, including the fundings requested of all other Lenders concurrently with this request, is $____________.

          After due investigation of such matters, the undersigned officer, to the best of his knowledge, and the Company certify that (i) no event has occurred which constitutes an event of default under the Agreement; and (ii) the Company has performed all agreements and satisfied all conditions under the Agreement provided to be performed by it on or before the date hereof. The certification set forth in this paragraph shall be deemed to be true and correct as of the date set forth below unless revoked prior to that time.


                                    MARKETFIRST SOFTWARE, INC., a
                                    Delaware corporation

                                    By:
                                         -------------------------------------
                                         Peter R. Tierney, Chief Executive
                                         Officer


Dated: ______________ , 2000












                                      C-1